Exhibit 4.4

CERTIFICATE OF LIMITED PARTNERSHIP

OF

STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P.

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

FIRST: The name of the limited partnership is STAG Industrial Operating Partnership, L.P.

SECOND: The address of the Partnership’s registered office in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

THIRD: The name and mailing address of the sole general partner is as follows:

NAME	MAILING ADDRESS

STAG Industrial GP, LLC	99 Chauncy Street, 10th Floor Boston, Massachusetts 02111

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership, as of December 21, 2009.

STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P.

BY:	STAG INDUSTRIAL GP, LLC, general partner

BY: STAG INDUSTRIAL REIT, INC., sole member

By:	/s/ Kathryn Arnone
Kathryn Arnone
General Counsel and Secretary